EXHIBIT 10.50

AGREEMENT

This agreement is entered into this 18th day of March, 1986 between Nu Skin International, Inc., a Utah Corporation, hereinafter (“Nu Skin”) and the individuals Clara and James McDermott, Craig Tillotson, and Craig Bryson, each with a principal place of business at 1565 E. 3300 S., Salt Lake City, Utah 84106, hereinafter (“Contractors”).

WHEREAS, Nu Skin desires to attract Contractors into the Nu Skin business opportunity as Independent Contractors; and

WHEREAS, Contractors desire to market Nu Skin products as Independent Contractors on a mutual beneficial basis,

NOW THEREFORE, in consideration of the mutual promises set forth herein, it is agreed by and between the parties as follows:

I.
Contractors shall be compensated under the Nu Skin marketing plan as “Blue Diamond Executives,” on a continuing basis, governed by the terms and conditions of the Distributor Agreement executed by each of the Contractors.

II.	This agreement shall serve as an addendum to the Distributor Agreement executed by each of the “Contractors.”

IN WITNESS HEREOF, parties hereto affix their signatures below this 18th day of March, 1986.

By:	/s/ BLAKE M. RONEY
Nu Skin International, Inc.

By:	/s/ CLARA MCDERMOTT
Clara McDermott

By:
James McDermott

By:	/s/ CRAIG TILLOTSON
Craig Tillotson

By:	/s/ CRAIG BRYSON
Craig Bryson